EXHIBIT 23(a)

     INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in (i) the Registration Statements No. 2-96961 and No. 33-28095 on Form S-8 and related Prospectus of Heilig-Meyers Company relating to Common Stock issued and issuable under the 1983 Stock Option Plan of the Company, (ii) the Registration Statements No. 33-35263, No. 33-50086 and No. 33-64616 on Form S-8 and related
     Prospectuses of Heilig-Meyers Company relating to Common Stock issued and issuable under the 1990 Stock Option Plan of the Company, (iii) the
     Registration Statement No. 33-43791 on Form S-8 relating to the Heilig-Meyers Company Employee Stock Purchase Plan and related Prospectus of the Company, (iv) Registration Statements No. 33-54261 and No. 333-29105 on Form S-8 and related Prospectuses of Heilig-Meyers Company relating to Common Stock issued and issuable under the 1994 Stock Option Plan of the Company, and (v) the Registration Statements No. 333-07753, No. 333-29929, No. 333-45129 and No. 333-320825 on Form S-3 and the related Prospectuses of Heilig-Meyers Company of our report dated March 25, 1998 on the consolidated financial statements and schedule of Heilig-Meyers Company and subsidiaries, as listed under Items 14(a) (1) and (2), both appearing in the Annual Report on Form 10-K of Heilig-Meyers Company for the year ended February 28, 1998.

      /s/ Deloitte & Touche LLP

     Richmond, Virginia
     May 27, 1998

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